Exhibit 16.

June 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                Xenometrix, Inc.
                                ----------------

We have read the statements made by Xenometrix Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated June 30, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP